UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549



                                      FORM 8-K



                                   Current Report
                           Pursuant to Section 13 or 15(d)
                                       of the
                           Securities Exchange Act of 1934



          Date of Report (Date of Earliest
          Event Reported):                        September 27, 2000


                                   NUI Corporation
               (Exact Name of Registrant as Specified in its Charter)



                                     New Jersey
                   (State or Other Jurisdiction of Incorporation)



             1-8353                             22-1869941
          (Commission File Number)           (I.R.S. Employer
                                             Identification Number)


   550 Route 202-106, P. O. Box 760, Bedminster, New Jersey  07921-0760
          (Address of Principal Executive Offices)           (Zip Code)


                                   (908) 781-0500
                (Registrant's Telephone Number, Including Area Code)



                                   Not Applicable
            (Former Name or former Address, if Changed Since Last Report)


          Item 1.   Change in Control of Registrant

                    Not Applicable

          Item 2.   Acquisition or Disposition of Assets

                    NUI Corporation (NYSE:NUI) has sold its Woodbridge, NJ, site, comprising 22 acres of land to Woodbridge Developers, L.L.C., for $6.6 million. The facility was formerly used as headquarters for service and street crews operating in the Middlesex, NJ, area. The facility has been vacant since operations were consolidated into the Company's Union facility in 1996.

          The net gain to shareholders of $2.8 million equates to approximately $0.13 per share in earnings that will be recognized in the fourth quarter of fiscal 2000. Cash proceeds retained by the company will be used for general corporate purposes.


          Item 3.   Bankruptcy or Receivership

                    Not Applicable

          Item 4.   Changes in Registrant's Certifying Accountant

                    Not Applicable

          Item 5.   Other Events

                    Not Applicable

          Item 6.   Resignation of Registrant's Directors

                    Not Applicable

          Item 7.   Financial Statements and Exhibits

                    Not Applicable



                                     SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        NUI CORPORATION



                                        By:  /S/ John Kean, Jr.

                                        Name:     John Kean, Jr.

                                        Title:    President and Chief
                                                  Executive Officer

          Date:  October 26, 2000